Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the accompanying Registration Statement on Form S-3/A of Whitestone REIT (the “Registration Statement”) of our report dated April 1, 2019, with respect to the consolidated financial statements of Pillarstone Capital REIT Operating Partnership LP for the year ended December 31, 2018, which appears in Exhibit 99.1 to the Annual Report on Form 10-K/A of Whitestone REIT for the year ended December 31, 2018.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.
Pannell Kerr Forster of Texas, P.C.

Houston, Texas
May 9, 2019